Exhibit 10.1

                             DISTRIBUTION AGREEMENT

     DISTRIBUTION  AGREEMENT,  dated  as of June  30,  1998,  between  COGNIZANT
CORPORATION,   a  Delaware   corporation  (the  "Corporation")  and  IMS  HEALTH
INCORPORATED, a Delaware corporation ("IMS HEALTH").

     WHEREAS, the Corporation acting through its direct and indirect subsidiaries, currently conducts a number of businesses, including, without limitation, (i) providing television audience measurement services (the "Nielsen Media Research Business"), (ii) providing information and decision support services to the pharmaceutical and healthcare industries (the "IMS Business"),
(iii) providing software-based administrative and analytical solutions to the managed care industry (the "ERISCO Business"), (iv) making venture capital investments in emerging healthcare businesses (the "Enterprises Business") and
(v) providing software application and development services specializing in Year 2000 conversion services (the "Technology Solutions Business").

     WHEREAS, the Board of Directors of the Corporation has determined that it is appropriate, desirable and in the best interests of the holders of shares of common stock, par value $0.01 per share, of the Corporation (the "Cognizant Common Stock"), as well as of the Corporation and its businesses, to reorganize the Corporation to separate from the Corporation all businesses currently conducted by the Corporation other than the Nielsen Media Research Business and to cause such businesses to be owned and conducted, directly or indirectly, by IMS HEALTH;

     WHEREAS, in order to effect the separation, the Board of Directors of the Corporation has determined that it is appropriate, desirable and in the best interests of the holders of Cognizant Common Stock, as well as of the Corporation and its businesses, for the Corporation (i) to take certain steps to reorganize the Corporation's Subsidiaries (as defined herein) and businesses, including prior to the Distribution (as defined herein) (A) causing Media
Licensing Associates, Inc. ("Media Licensing") to withdraw its interest in Cognizant Licensing Associates, L.P. ("Licensing Associates"), and, in connection therewith, to receive the shares of common stock of Gartner Group, Inc. ("Gartner") held by Licensing Associates, (B) upon the completion of the transaction described in (A), causing Media Licensing to merge with and into NMR, with NMR as the surviving corporation, (C) upon the completion of the transaction described in (B), to cause NMR to merge with and into the Corporation, with the Corporation as the surviving corporation renamed "Nielsen Media Research, Inc.", (D) causing I.M.S. International, Inc. to merge with and into IMS HEALTH, with IMS HEALTH as the surviving corporation, (E) upon the completion of the transaction described in (D), causing IMS America Ltd. to merge with and into IMS HEALTH, with IMS HEALTH as the surviving corporation,
(F) upon the completion of the transaction described in (E), causing the Corporation to contribute all of the non-stock assets and liabilities held directly by the Corporation (other than assets specified herein to remain with the Corporation after the Distribution) to IMS HEALTH, (G) upon the completion of the transaction described in (F), causing the Corporation to contribute all the capital stock held by the Corporation in Cognizant Technology Solutions Corporation, Cognizant Enterprises Inc., Gartner, Erisco, Inc., I.M.S. Services Nederland B.V., IMS Italia S.p.A., IMS Japan K.K., Cognizant India Holdings Corporation, IMS ChinaMetrik Incorporated, Cognizant Transportation Services Corporation, DBHC Inc., IMS


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                                                                               2


Holdings (UK) Limited, Sales Technologies, Inc., Walsh International, Inc. and any other first tier subsidiary of the Corporation not related to the NMR Business and (ii) upon the completion of such reorganization to distribute to the holders of the Cognizant Common Stock all the outstanding shares of common stock of IMS HEALTH (the "IMS HEALTH Common Shares"), together with the associated Rights (as defined herein), as set forth herein;

     WHEREAS, each of the Corporation and IMS HEALTH has determined that it is necessary and desirable, on or prior to the Distribution Date (as defined herein), to allocate and transfer those assets and to allocate and assign responsibility for those liabilities in respect of the activities of the businesses of such entities and those assets and liabilities in respect of other businesses and activities of the Corporation and its current and former Subsidiaries and other matters; and

     WHEREAS, each of the Corporation and IMS HEALTH has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such Distribution and to set forth other agreements that will govern certain other matters following the Distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


ARTICLE I.        DEFINITIONS

     SECTION I.1. General. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

     (b) "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

     (c) "Agent" shall have the meaning set forth in Section 2.1(b).

     (d) "Agreement Disputes" shall have the meaning set forth in Section 6.1.

     (e) "Ancillary Agreements" shall mean all of the written agreements, instruments, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the

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                                                                               3


Conveyancing and Assumption Instruments, the Employee Benefits Agreement, the Tax Allocation Agreement and the Transition Services Agreement.

     (f) "Assets" shall mean assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person, including, without limitation, the following:

          (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

          (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

          (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

          (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

          (v) all interests in any capital stock or other equity interests of any Subsidiary or any other person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other person and all other investments in securities of any person;

          (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

          (vii) all deposits, letters of credit and performance and surety bonds;

          (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

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                                                                               4


          (ix) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, data bases, other proprietary information and licenses from third persons granting the right to use any of the foregoing;

          (x) all computer applications,  programs and other software, including
     operating  software,  network  software,   firmware,   middleware,   design
     software, design tools, systems documentation and instructions;

          (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

          (xii) all prepaid expenses, trade accounts and other accounts and notes receivable;

          (xiii) all rights under contracts or agreements, all claims or rights against any person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

          (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

          (xv) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

          (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

          (xvii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

     (g) "Assignee" shall have the meaning set forth in Section 2.1(f).

     (h) "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

     (i) "Claims Administration" shall mean the processing of claims made under the Shared Policies, including, without limitation, the reporting of claims to the insurance carriers and the management of the defense of claims.


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                                                                               5


     (j) "Code" shall mean the Internal  Revenue Code of 1986,  as amended,  and
the  Treasury  regulations  promulgated  thereunder,   including  any  successor
legislation.

     (k) "Cognizant Common Stock" shall have the meaning set forth in the recitals hereto.

     (l) "Commission" shall mean the U.S. Securities and Exchange Commission.

     (m) "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents heretofore entered into and to be entered into to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, or otherwise arising out of or relating to the transactions contemplated by this Agreement, which shall be in substantially the forms attached hereto as Schedule 1.1(m) for transfers to be effected pursuant to New York law or the laws of one of the other states of the United States, or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. laws, shall be in such other form or forms as the parties agree and as may be required by the laws of such non-U.S. jurisdictions.

     (n) the "Corporation" or "Cognizant" shall mean Cognizant Corporation, a Delaware corporation, which will change its name in connection with the Distribution to "Nielsen Media Research, Inc.".

     (o) "Corporation Debt" shall mean have the meaning set forth in Section 2.1(n).

     (p) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of Cognizant Common Stock as of the Distribution Record Date of the IMS HEALTH Common Shares owned by the Corporation on the basis of one IMS HEALTH Common Share for each outstanding share of Cognizant Common Stock.

     (q) "Distribution Date" shall mean June 30, 1998.

     (r) "Distribution Record Date" shall mean June 25, 1998.

     (s) "Effective Time" shall mean immediately prior to the midnight, New York time, that ends the 24-hour period comprising June 30, 1998.

     (t)  "Employee  Benefits   Agreement"  shall  mean  the  Employee  Benefits
Agreement between the Corporation and IMS HEALTH.

     (u) "Enterprises Business" shall have the meaning set forth in the recitals hereto.

     (v) "ERISCO Business" shall have the meaning set forth in the recitals hereto.


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                                                                               6


     (w) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     (x) "IMS Business" shall have the meaning set forth in the recitals hereto.

     (y) "IMS HEALTH Assets" shall mean, collectively, all the rights and Assets owned or held by the Corporation or any Subsidiary of the Corporation immediately prior to the Effective Time, except the NMR Assets.

     (z) "IMS HEALTH Business" shall mean each and every business conducted at any time by the Corporation or any Subsidiary of the Corporation prior to the Effective Time (including, without limitation, the IMS Business, the ERISCO
Business, the Enterprises Business and the Technology Solutions Business), except an NMR Business.

     (aa) "IMS HEALTH Common Shares" shall have the meaning set forth in the recitals hereto.

     (bb) "IMS HEALTH Contracts" shall mean all the contracts and agreements to which the Corporation or any of its Affiliates who are not individuals is a party or by which it or any of its Affiliates who are not individuals is bound immediately prior to the Effective Time, except the NMR Contracts.

     (cc) "IMS HEALTH Group" shall mean IMS HEALTH and each person (other than any member of the NMR Group) that is a Subsidiary of the Corporation immediately prior to the Effective Time.

     (dd) "IMS HEALTH Indemnitees" shall mean IMS HEALTH, each member of the IMS HEALTH Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except the NMR Indemnitees, as well as any present and former directors, officers, employees and agents of the Corporation prior to the Effective Time and each of their heirs, executors, successors and assigns.

     (ee) "IMS HEALTH Liabilities" shall mean collectively, all obligations and Liabilities of the Corporation or any Subsidiary of the Corporation immediately prior to the Effective Time, except the NMR Liabilities.

     (ff) "IMS HEALTH Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of the Corporation or any Subsidiary of the Corporation immediately prior to the Effective Time which do not relate to the NMR Business and which Policies are either maintained by IMS HEALTH or a member of the IMS HEALTH Group or are assignable to IMS HEALTH or a member of the IMS HEALTH Group.

     (gg) "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' fees and



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                                                                               7


any and all out-of-pocket expenses) reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine or penalty rendered in or resulting from any Action.

     (hh) "Indemnifying Party" shall have the meaning set forth in Section 3.3.

     (ii) "Indemnitee" shall have the meaning set forth in Section 3.3.

     (jj) "Indemnity and Joint Defense Agreement" shall mean the Indemnity and Joint Defense Agreement dated as of October 28, 1996 by and among the Corporation, The Dun & Bradstreet Corporation and ACNielsen Corporation.

     (kk) "Information Statement" shall mean the Information Statement sent to the holders of shares of Cognizant Common Stock in connection with the Distribution, including any amendment or supplement thereto.

     (ll) "Insurance Administration" shall mean, with respect to each Shared Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Shared Policies; and the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence, per claim or aggregate limits of any Shared Policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Agreement.

     (mm) "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

     (nn) "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Shared Policies, whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively-rated premium adjustments.

     (oo) "IRI Action" shall mean the complaint filed in the United States District Court for the Southern District of New York on July 29, 1996 by Information Resources, Inc. naming as defendants The Dun & Bradstreet Corporation, A. C. Nielsen Company and IMS International, Inc.

     (pp) "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any

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                                                                               8


law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

     (qq) "Nielsen Media Research Business" shall have the meaning set forth in the recitals hereto.

     (rr) "1996 Distribution" shall mean the distribution described in the 1996 Distribution Agreement.

     (ss) "1996  Distribution  Agreement" shall mean the Distribution  Agreement
among  the  Corporation,   The  Dun  &  Bradstreet   Corporation  and  ACNielsen
Corporation dated as of October 28, 1996.

     (tt) "NMR" shall mean Nielsen Media Research, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation.

     (uu) "NMR Assets" shall mean:

          (i) the  ownership  interests  in those  Business  Entities  listed on
     Schedule 1.1(au)(i);

          (ii) any and all Assets that are expressly contemplated by this Agreement, including those on the list of pre-Distribution reorganization transactions attached as Schedule 1.1(au)(ii) hereto, or any Ancillary Agreement (or included on any Schedule hereto or thereto) as Assets which have been or are to be transferred to the Corporation, NMR or any other member of the NMR Group prior to the Effective Time or are to remain with the Corporation, NMR or any member of the NMR Group subsequent to the Effective Time;

          (iii) any Assets reflected on the NMR Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for NMR or any member of the NMR Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet;

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                                                                               9


          (iv) subject to Article VII, any rights of any member of the NMR Group under any of the Policies, including any rights thereunder arising from and after the Effective Time in respect of any Policies that are occurrence policies;

          (v) any NMR Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any NMR Asset or the NMR Business;

          (vi)  the  minute   books  and  similar   corporate   records  of  the
     Corporation; and

          (vii) any and all Assets of the Corporation from and after the Effective Time.

     Notwithstanding the foregoing, the NMR Assets shall not in any event include:

     (v) the Corporation's rights arising from or related to the Corporation's agreements to acquire Walsh International Inc. ("Walsh") or Pharmaceutical Marketing Services Inc. ("PMSI"), or any of the assets of Walsh or PMSI; or

     (w) any rights of the Corporation under (i) the 1996 Distribution Agreement or (ii) the Tax Allocation Agreement, Employee Benefits Agreement or any Ancillary Agreement referred to in the 1996 Distribution Agreement (except in each case to the extent provided in this Agreement or any Ancillary Agreement to this Agreement); or

     (x) the Corporation's interest in the capital stock of the Gartner Group, Inc. and any other Assets listed or described on Schedule 1.1(au)(x); or

     (y) any Assets primarily relating to or used in any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with the Corporation, NMR or any NMR Business, except for those Assets primarily relating to or used in those Business Entities, businesses or operations listed on Schedule 1.1(au)(y); or

     (z) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be transferred or conveyed to any member of the IMS HEALTH Group.

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     In the  event of any  inconsistency  or  conflict  which  may  arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not an NMR Asset, any item explicitly included on a Schedule referred to in this Section 1.1(au) shall take priority over any provision of the text hereof, and clause (ii) shall take priority over clause (iii) hereof of this Section 1.1(au).

     (vv) "NMR Balance Sheet" shall mean the consolidated balance sheet of the NMR Group, including the notes thereto, as of March 31, 1998, set forth as
Schedule 1.1(av) hereto.

     (ww) "NMR  Business"  shall mean (i) the Nielsen Media  Research  Business,
(ii) the businesses of the members of the NMR Group, (iii) any other business conducted by the Corporation or any Subsidiary of the Corporation primarily through the use of the NMR Assets, (iv) the businesses of Business Entities acquired or established by or for NMR or any of its Subsidiaries after the date of this Agreement and (v) the business of the Corporation from and after the Effective Time.

     (xx) "NMR Contracts" shall mean the following contracts and agreements to which the Corporation or any of its Affiliates who are not individuals is a party or by which it or any of its Affiliates who are not individuals or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement that is not expressly contemplated to be transferred or assigned to the Corporation, NMR or any other member of the NMR Group prior to the Effective Time, or to remain with the Corporation, NMR or any other member of the NMR Group subsequent to the Effective Time, pursuant to any provision of this Agreement or any Ancillary Agreement:

          (i) the TAM Master Agreement (as defined herein), the Intellectual Property Agreement referred to in the 1996 Distribution Agreement (except to the extent it relates to intellectual property used by the IMS HEALTH Group) and any contracts or agreements listed or described on Schedule 1.1(ax)(i);

          (ii) any contract or agreement entered into in the name of the Corporation, or in the name of, or expressly on behalf of, any division, business unit or member of the NMR Group except for those contracts listed or described on Schedule 1.1(ax)(ii) or which are primarily for the benefit of any division, business unit or member of the IMS HEALTH Group;

          (iii) any contract or agreement that relates primarily to the NMR Business;

          (iv) federal, state and local government and other contracts and agreements that are listed or described on Schedule 1.1(ax)(iv) and any other government contracts or agreements entered into after the date hereof and prior to the Effective Time that relate primarily to the NMR Business;

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                                                                              11


          (v) any contract or agreement representing capital or operating equipment lease obligations reflected on the NMR Balance Sheet, and obligations as lessee under those contracts or agreements listed on
     Schedule 1.1(ax)(v);

          (vi) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be transferred or assigned to the Corporation or any member of the NMR Group prior to the Effective Time or to remain with the Corporation or any member of the NMR Group subsequent to the Effective Time; and

          (vii) any guarantee, indemnity, representation or warranty of any member of the NMR Group.

     (yy) "NMR Group" shall mean (i) NMR, (ii) each Business Entity which is contemplated to become a Subsidiary of the Corporation or NMR hereunder prior to the Effective Time or to remain a Subsidiary of the Corporation or NMR hereunder subsequent to the Effective Time, which shall include those identified as such on Schedule 1.1(au)(i) hereto, which Schedule shall also indicate the amount of the Corporation's or NMR's direct or indirect ownership interest therein, and
(iii) the Corporation from and after the Effective Time.

     (zz) "NMR Indemnitees" shall mean NMR, each member of the NMR Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     (aaa) "NMR Liabilities" shall mean:

          (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto, including Schedule 1.1(ba) hereto) as Liabilities to be assumed by the Corporation or any member of the NMR Group prior to the Effective Time or to remain with the Corporation or any member of the NMR Group subsequent to the Effective Time, and all agreements, obligations and Liabilities of the Corporation or any member of the NMR Group under this Agreement or any of the Ancillary Agreements;

          (ii) all Liabilities (other than Taxes and any employee-related Liabilities which are subject to the provisions of the Tax Allocation Agreement and the Employee Benefits Agreement, respectively), primarily relating to, arising out of or resulting from:

               (A) the operation of the NMR Business, as conducted at any time prior to, on or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority));

               (B) the operation of any business conducted by the Corporation or any Subsidiary of the Corporation at any time from and after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority)); or

               (C) any NMR Assets;

          whether arising before, on or after the Effective Time;

          (iii) all Liabilities reflected as liabilities or obligations on the NMR Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet, subject to any discharge of such Liabilities subsequent to the date of the NMR Balance Sheet; and

          (iv) the Corporation Debt.

     Notwithstanding the foregoing, the NMR Liabilities shall not include:

     (x) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by IMS HEALTH or any member of the IMS HEALTH Group, including any Liabilities set forth in Schedule 1.1(ba)(x);

     (y) any Liabilities primarily relating to, arising out of or resulting from any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with the Corporation or any NMR Business except for Liabilities primarily relating to, arising out of or resulting from those Business Entities, businesses or operations listed in Schedule 1.1(ba)(y); or

     (z) all agreements and obligations of any member of the IMS HEALTH Group under this Agreement or any of the Ancillary Agreements.

     (bbb) "NMR Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of the Corporation or any Subsidiary of the Corporation immediately prior to the Effective Time, which do not relate to the IMS HEALTH Business.

     (ccc) "person" shall mean any natural person, Business Entity, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

     (ddd) "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

     (eee) "Provider" shall have the meaning set forth in Section 5.1.

     (fff) "Recipient" shall have the meaning set forth in Section 5.1.

     (ggg) "Records" shall have the meaning set forth in Section 4.1.

     (hhh) "Rights" shall have the meaning set forth in Section 2.1(c).

     (iii) "Rules" shall have the meaning set forth in Section 6.2.

     (jjj) "Security Interest" shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

     (kkk) "Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of the Corporation or any Subsidiary of the Corporation immediately prior to the Effective Time which relate to the IMS HEALTH Business and the NMR Business.

     (lll) "Shared Transaction Services Agreement" shall mean the Shared Transaction Services Agreement between the Corporation and IMS HEALTH.

     (mmm) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or
(ii) is a general partner or an entity performing similar functions (e.g., a trustee).

     (nnn) "TAM Master Agreement" shall mean the master agreement between the Corporation and ACNielsen Corporation dated as of October 28, 1996, including any agreements ancillary thereto, relating to the conduct of the television audience measurement business after the 1996 Distribution.

     (ooo)  "Tax"  shall  have  the  meaning  set  forth  in the Tax  Allocation
Agreement.

     (ppp) "Tax Allocation Agreement" shall mean the Tax Allocation Agreement between the Corporation and IMS HEALTH.

     (qqq) "Technology Solutions Business" shall have the meaning set forth in the recitals hereto.

     (rrr) "Third Party Claim" shall have the meaning set forth in Section 3.3.

     (sss) "Transition Services Agreement" shall mean the Amended and Restated Transition Services Agreement among the Corporation, IMS HEALTH, The Dun &
Bradstreet Corporation, The New Dun & Bradstreet Corporation, ACNielsen Corporation and Gartner Group, Inc.


     SECTION I.2. References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.


ARTICLE II.   DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS

     SECTION II.1. The Distribution and Other Transactions.

     (a) Certain Transactions. On or prior to the Distribution Date:

          (i) the Corporation shall, on behalf of itself and its Subsidiaries, transfer or cause to be transferred to IMS HEALTH or another member of the IMS HEALTH Group, effective prior to or as of the Effective Time, all of the Corporation's and its Subsidiaries' right, title and interest in the IMS HEALTH Assets.

          (ii) IMS HEALTH shall to the extent not already held by the Corporation or a member of the NMR Group, on behalf of itself and its Subsidiaries, transfer or cause to be transferred to the Corporation or a member of the NMR Group, effective prior to or as of the

     Effective Time, all of IMS HEALTH's and its Subsidiaries' right, title and interest in the NMR Assets.

          (iii) the Corporation or IMS HEALTH, as applicable, shall be entitled to designate the Business Entity within the NMR Group or the IMS HEALTH Group, as applicable, to which any Assets are to be transferred pursuant to this Section 2.1(a).

     (b) Stock Dividend to the Corporation. On or prior to the Distribution Date, IMS HEALTH shall issue to the Corporation as a stock dividend (i) such number of IMS HEALTH Common Shares as will be required to effect the Distribution, as certified by the Corporation's stock transfer agent (the "Agent"). In connection therewith the Corporation shall deliver to IMS HEALTH for cancellation the share certificate held by it representing IMS HEALTH Common Shares and shall receive a new certificate or certificates representing the total number of IMS HEALTH Common Shares to be owned by the Corporation after giving effect to such stock dividend.

     (c) Charters; By-laws; Rights Plans. On or prior to the Distribution Date, all necessary actions shall have been taken to provide for the adoption of the form of Certificate of Incorporation and By-laws and the execution and delivery of the form of Rights Agreement, relating to the preferred share purchase rights relating to the IMS HEALTH Common Shares (the "Rights"), filed by IMS HEALTH with the Commission as exhibits to IMS HEALTH's Registration Statement on Form 10 (or any amendment thereto).

     (d) Directors. On or prior to the Distribution Date, the Corporation as the sole stockholder of IMS HEALTH, shall have taken all necessary action to cause the Board of Directors of IMS HEALTH to consist of the individuals identified in the Information Statement as directors of IMS HEALTH.

     (e) Certain Licenses and Permits. Without limiting the generality of the obligations set forth in Section 2.1(a), on or prior to the Distribution Date or as soon as reasonably practicable thereafter:

          (i) all transferable licenses, permits and authorizations issued by any Governmental Authority which do not relate primarily to the NMR Business but which are held in the name of the Corporation or any member of the NMR Group, or in the name of any employee, officer, director, stockholder or agent of the Corporation or any such member, or otherwise, on behalf of a member of the IMS HEALTH Group shall be duly and validly transferred or caused to be transferred by the Corporation to the appropriate member of the IMS HEALTH Group; and

          (ii) all transferable licenses, permits and authorizations issued by Governmental Authorities which relate primarily to the NMR Business but which are held in the name of any member of the IMS HEALTH Group, or in the name of any employee, officer, director, stockholder, or agent of any such member, or otherwise, on behalf of a member of the NMR

Group shall be duly and validly transferred or caused to be transferred by IMS HEALTH to the Corporation or the appropriate member of the NMR Group.

     (f) Transfer of Agreements. Without limiting the generality of the obligations set forth in Section 2.1(a):

          (i) the Corporation hereby agrees that on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(f), it will, and it will cause each member of the NMR Group to, assign, transfer and convey to the appropriate member of the IMS HEALTH Group all of the Corporation's or such member of the NMR Group's respective right, title and interest in and to any and all IMS HEALTH Contracts;

          (ii) IMS HEALTH hereby agrees that on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(f), it will, and it will cause each member of the IMS HEALTH Group to, assign, transfer and convey to the Corporation or the appropriate member of the NMR Group all of IMS HEALTH's or such member of the IMS HEALTH Group's respective right, title and interest in and to any and all NMR Contracts;

          (iii) subject to the provisions of this Section 2.1(f), any agreement to which any of the parties hereto or any of their Subsidiaries is a party that inures to the benefit of both the NMR Business and the IMS HEALTH Business shall be assigned in part so that each party shall be entitled to the rights and benefits inuring to its business under such agreement;

          (iv) the assignee of any agreement assigned, in whole or in part, hereunder (an "Assignee") shall assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement or, in the case of a partial assignment under paragraph (f)(iii), such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; and

          (v) notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the assignor or Assignee thereof. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the intended Assignee would not, in fact, receive all such rights, the parties will cooperate with each other in any arrangement designed to provide for the intended Assignee the benefits of, and to permit the intended Assignee to assume liabilities under, any such agreement.

     (g) Consents. The parties hereto shall use their commercially reasonable efforts to obtain required consents to transfer and/or assignment of licenses, permits and authorizations of Governmental Authorities and of agreements hereunder.

     (h) Delivery of Shares to Agent. The Corporation shall deliver to the Agent the share certificates representing the IMS HEALTH Common Shares issued to the Corporation by IMS HEALTH pursuant to Section 2.1(b) which are to be distributed to the holders of Cognizant Common Stock in the Distribution and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, certificates representing such IMS HEALTH Common Shares to holders of record of shares of Cognizant Common Stock on the Distribution Record Date as further contemplated by the Information Statement and herein. IMS HEALTH shall provide all share certificates that the Agent shall require in order to effect the Distribution.

     (i) Certain Liabilities. For purposes of this Agreement, including Article III hereof, IMS HEALTH agrees with the Corporation that:

          (i) any and all Liabilities arising from or related to Cognizant's agreements to acquire Walsh and PMSI or any filings with the Commission or any other governmental or regulatory authority related thereto shall be deemed to be IMS HEALTH Liabilities and not NMR Liabilities;

          (ii) any and all Liabilities arising from or based upon "controlling person" liability relating to the Form 10 (or any amendment thereto) filed by IMS HEALTH shall be deemed to be IMS HEALTH Liabilities and not NMR Liabilities; and

          (iii) notwithstanding Section 2.1(m) below, any and all Liabilities arising from or related to the spin-off of the Corporation and ACNielsen Corporation from The Dun & Bradstreet Corporation pursuant to the 1996 Distribution Agreement, other than those set forth on Schedule 2.1(i) or allocated to NMR pursuant to Section 2.1(j), shall be deemed to be IMS HEALTH Liabilities and not NMR Liabilities.

     (j)  Certain  Contingencies.  For  purposes  of this  Agreement,  including
Article III hereof, each of IMS HEALTH and the Corporation agrees that:

          (i) notwithstanding anything to the contrary herein or in the Tax Allocation Agreement, each of the Corporation and IMS HEALTH shall be liable for a portion of the liabilities related to certain prior business transactions to the extent and in the circumstances described in Schedule 2.1(j)(i);

          (ii) subject to Section 2.1(p), any and all Liabilities of Cognizant under the Indemnity and Joint Defense Agreement or otherwise related to the IRI Action, including legal fees and expenses related thereto, shall be allocated 75% to the IMS HEALTH Group (and thereby become IMS HEALTH Liabilities hereunder) and 25% to the NMR Group (and thereby become NMR Liabilities hereunder); provided that (X) any such legal fees and expenses incurred prior to January 1, 1999 shall be IMS HEALTH Liabilities and not NMR Liabilities and (Y) any such legal fees and expenses incurred during 1999 that are NMR Liabilities will be reimbursed to IMS HEALTH on the first business day after January 1, 2000 with respect to fees incurred through November 30, 1999 and notified to the Corporation, and within 10 business days after notice to the Corporation of other such fees incurred in 1999; and provided further that the aggregate amount of NMR Liabilities under Section 2.1(j)(i) and this Section 2.1(j)(ii) shall be limited to $125 million, and any amounts in excess of $125 million shall be IMS HEALTH Liabilities; and

          (iii) notwithstanding anything to the contrary herein or in the Tax Allocation Agreement, each of the Corporation and IMS HEALTH agree that the Corporation's interests in certain prior business transactions described on
     Schedule 2.1(j)(i) of the 1996 Distribution Agreement shall be held by IMS HEALTH or a member of the IMS HEALTH Group and not by NMR or any member of the NMR Group and any rights or Liabilities arising in connection with such interests and any transactions relating thereto shall be IMS HEALTH rights and Liabilities and not NMR rights and Liabilities.

     (k) Matters Relating to Certain Partnerships. Each of the Corporation and IMS HEALTH agrees that the interests in Cognizant Licensing Associates, L.P. held by members of the NMR Group will be retired prior to the Distribution.

     (l) Certain Acquisitions. The Corporation shall contribute to IMS HEALTH any Assets relating to Walsh and PMSI which the Corporation acquires pursuant to its agreements to acquire such companies.

     (m) Undertaking of IMS HEALTH. On or prior to the Distribution Date, IMS HEALTH will undertake to each of The Dun & Bradstreet Corporation and ACNielsen Corporation to be jointly and severally liable for all "Cognizant Liabilities" (as defined in the 1996 Distribution Agreement) under the 1996 Distribution Agreement pursuant to an undertaking substantially in the form of Exhibit 2.1(m) hereto.

     (n) Corporation Debt. In connection with the Distribution, the Corporation shall borrow an aggregate of $300 million, the proceeds of which will be used to pay expenses of the Distribution and to repay existing intercompany indebtedness to certain members of the IMS HEALTH Group. This $300 million of debt shall be an obligation of the Corporation after the Distribution.

     (o) Cognizant Common Stock Held by IMSA. IMS HEALTH agrees that promptly after the Distribution Date IMS HEALTH will sell the 800,000 shares of Cognizant Common Stock which IMS HEALTH will own as a result of Cognizant Common Stock currently held by IMS America Ltd.

     (p) 1996 Distribution. The Corporation agrees that it will not take any action it is required or permitted to take pursuant to the terms of (i) the 1996 Distribution Agreement or (ii) the Indemnity and Joint Defense Agreement, the Tax Allocation Agreement, the Employee Benefits Agreement or any Ancillary Agreement referred to in the 1996 Distribution Agreement (other than the TAM Master Agreement and the Intellectual Property Agreement (to the extent such action relates to intellectual property used by the NMR Group)), in each such case without the prior written consent of IMS HEALTH. The Corporation agrees that it will take any action pursuant to the terms of the agreements referred to in clauses (i) and (ii) of the preceding sentence that it is requested to take by IMS HEALTH; provided that IMS HEALTH agrees to consult with the Corporation regarding the terms and conditions of any settlement agreement relating to the IRI Action which would require the Corporation to contribute to the amount of the settlement thereunder; and provided further that if the Corporation reasonably asserts that such settlement would cause financial hardship to the Corporation then the obligations of the Corporation under this Agreement with respect to the payment of its portion of such settlement shall be adjusted as follows:

          (I) if the payment date for the settlement (the "Payment Date") occurs prior to the second anniversary of the Distribution Date, then (A) the Corporation shall pay 50% of the amount that it would otherwise be obligated to pay hereunder in respect of such settlement on the Payment Date, (B) IMS HEALTH shall pay the remaining 50% of such amount on behalf of the Corporation on the Payment Date and (C) the Corporation shall reimburse IMS HEALTH for the amount IMS HEALTH pays pursuant to clause (B) (plus interest thereon at the prevailing three-month treasury rate) in two equal installments to be paid on each of the first and second anniversaries of the Payment Date; and

          (II) if the Payment Date occurs on or after the second anniversary of the Distribution Date but prior to the third anniversary of the Distribution Date, then (A) the Corporation shall pay 66 2/3% of the amount that it would otherwise be obligated to pay hereunder in respect of such settlement on the Payment Date, (B) IMS HEALTH shall pay the remaining 33 1/3% of such amount on behalf of the Corporation on the Payment Date and
     (C) the Corporation shall reimburse IMS HEALTH for the amount IMS HEALTH pays pursuant to clause (B) (plus interest thereon at the prevailing three-month treasury rate) on the first anniversary of the Payment Date.

Notwithstanding the foregoing, if the Payment Date occurs on or after the third anniversary of the Distribution Date, then no adjustment shall be made to the obligations of the Corporation under this Agreement with respect to the payment of its portion of such settlement.

     (q) Cognizant Restricted Stock. At the time of the Distribution, the Corporation shall contribute to IMS HEALTH any IMS HEALTH Common Shares received by the Corporation as a result of the forfeiture of restricted Cognizant Common Stock by employees of the Corporation in connection with the Distribution.

     (r) New Assistance Agreement. As soon as reasonably practicable after the Distribution Date, the Corporation and IMS HEALTH shall enter into an amendment to the Assistance Agreement (the "1996 Assistance Agreement") among the State of Connecticut, acting by the Department of Economic and Community Development, The Dun & Bradstreet Corporation, ACNielsen Corporation and the Corporation dated October 30, 1996 pursuant to which the Corporation will be released from its obligations under the 1996 Assistance Agreement in consideration for (i) the Corporation's agreement to maintain no less than 170 Full Time Positions (as defined in the 1996 Assistance Agreement) and (ii) IMS HEALTH's agreement to maintain no less than 17 Full Time Positions (as defined in the 1996 Assistance Agreement), in each such case for the remainder of the term of the 1996 Assistance Agreement. The Corporation and IMS HEALTH shall cooperate with one another in negotiating such amendment and shall use their respective reasonable efforts to conclude such negotiations on or prior to July 15, 1998.

     (s) Other Transactions. On or prior to the Distribution Date, each of the Corporation and IMS HEALTH shall consummate those other transactions in connection with the Distribution that are contemplated by the ruling request submissions by the Corporation to the Internal Revenue Service in respect of the ruling granted on May 21, 1998, and not specifically referred to in subparagraphs (a)-(r) above. After the Distribution Date, each of the Corporation and IMS HEALTH will exercise good faith commercially reasonable efforts to consummate as promptly as practicable all other transactions which must be consummated in order fully to complete the Distribution and any of the transactions contemplated hereby or by any of the Ancillary Agreements.

     SECTION II.2. Intercompany Accounts. The parties acknowledge that the Corporation has transferred $417 million to IMS HEALTH to repay intercompany indebtedness to certain members of the IMS HEALTH Group existing as of May 31, 1998. On the Distribution Date, the Corporation shall transfer the remaining cash balances referred to in Section 2.3 below to IMS HEALTH as a contribution of capital. If there is a net amount due and payable from either party to the other for intercompany receivables, payables and loans with respect to the month of June, 1998, the amount characterized as a capital contribution by the Corporation to IMS HEALTH shall be adjusted by such net amount due and no cash payment in respect thereof shall be made.

     SECTION II.3. Cash Balances. In addition to any other obligations hereunder or under any Ancillary Agreement or otherwise, on the Distribution Date, the Corporation shall contribute to IMS HEALTH all cash in the Corporation's accounts other than the estimated cash amounts set forth on Schedule 2.3. Promptly after the Distribution Date, but no later than July 31, 1998, the Corporation and IMS HEALTH shall determine the actual amounts for each item on
Schedule 2.3. Any net variance between such actual amounts and the estimated amounts set forth on Schedule 2.3 shall be paid by the appropriate party to the other party on or promptly after July 31, 1998 (including the closing market price on June 30, 1998 of the APAC Teleservices, Inc. shares held pursuant to the Escrow Agreement identified in Schedule 1.1(ax)(ii)). If additional variances are discovered thereafter and prior to December 31, 1998, the appropriate party shall pay the amount thereof promptly to the other party.

     SECTION II.4. Assumption and Satisfaction of Liabilities. Except as otherwise specifically set forth in any Ancillary Agreement, and subject to
Section 2.3 hereof, from and after the Effective Time, (i) the Corporation shall, and shall cause each member of the NMR Group to, assume, pay, perform and discharge all NMR Liabilities and (ii) IMS HEALTH shall, and shall cause each member of the IMS HEALTH Group to, assume, pay, perform and discharge all IMS HEALTH Liabilities. To the extent reasonably requested to do so by another party hereto, each party hereto agrees to sign such documents, in a form reasonably satisfactory to such party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder.

     SECTION II.5. Resignations. (a) Subject to Section 2.5(b), the Corporation and NMR shall cause all their employees to resign or be terminated, effective not later than the Effective Time, from all positions as officers or directors of any member of the IMS HEALTH Group in which they serve, and IMS HEALTH shall cause all its employees to resign or be terminated, effective not later than the Effective Time, from all positions as officers or directors of the Corporation or any members of the NMR Group in which they serve.

     (b) No person shall be required by any party hereto to resign from any position or office with another party hereto if such person is disclosed in the Information Statement as the person who is to hold such position or office following the Distribution.

     SECTION II.6. Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, the Corporation and IMS HEALTH shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

     SECTION II.7. Limited Representations or Warranties. Each of the parties hereto agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, as to title or value of Assets being transferred. It is also agreed that, notwithstanding anything to the contrary otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, all Assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 2.6) the party to which such Assets are to be transferred hereunder shall bear the economic and legal risk that such party's or any of the Subsidiaries' title to any such Assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto agrees that, except as otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, no party hereto is representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed that the party to which any Assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

     SECTION II.8. Guarantees. (a) Except as otherwise specified in any Ancillary Agreement, the Corporation and IMS HEALTH shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, the Corporation and any member of the NMR Group removed as guarantor of or obligor for any IMS HEALTH Liability, including, without limitation, in respect of those guarantees set forth on Schedule 2.8(a) to the extent that they relate to IMS HEALTH Liabilities.

     (b) Except as otherwise specified in any Ancillary Agreement, the Corporation and IMS HEALTH shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, any member of the IMS HEALTH Group removed as guarantor of or obligor for any NMR Liability, including, without limitation, in respect of those guarantees set forth on Schedule 2.8(b) to the extent that they relate to NMR Liabilities.

     (c) If the Corporation or IMS HEALTH is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) or (b) of this
Section 2.8, the applicable guarantor or obligor shall continue to be bound as such and, unless not permitted by law or the terms thereof, the relevant beneficiary shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other liabilities of such guarantor or obligor thereunder from and after the date hereof.

     SECTION  II.9.   Witness  Services.   At  all  times  from  and  after  the
Distribution Date, each of the Corporation and IMS HEALTH shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party may from time to time be involved and (ii) there is no conflict in the Action between the requesting party and the Corporation or IMS HEALTH as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

     SECTION II.10. Certain Post-Distribution Transactions. (a)(i) The Corporation shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the request by the Corporation for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and (ii) until two years after the Distribution Date, the Corporation will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     (b)(i) IMS HEALTH shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the request by the Corporation for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and (ii) until two years after the Distribution Date, IMS HEALTH will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     (c) The Corporation agrees that until two years after the Distribution Date, it will not (i) merge or consolidate with or into any other corporation,
(ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977 - 2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any Cognizant Common Stock (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (v) take any other action or actions which in the aggregate would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in the Corporation, unless prior to taking such action the Corporation has obtained (and provided to IMS HEALTH) a written opinion of a law firm reasonably acceptable to IMS HEALTH, or a supplemental ruling from the Internal Revenue Service, that such action or actions will not result in (i) the Distribution failing to qualify under Section 355(a) of the Code or (ii) the IMS HEALTH Common Shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code.

     (d) Notwithstanding anything to the contrary herein or in the Tax Allocation Agreement, if the Corporation or IMS HEALTH (or any of their respective Subsidiaries) fails to comply with any of its obligations under Sections 2.10(a), 2.10(b) and 2.10(c) above or takes or fails to take any action on or after the Distribution Date, and such failure to comply, action or omission contributes to a determination that (i) the Distribution fails to qualify under Section 355(a) of the Code or (ii) the IMS HEALTH Common Shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code, then such party shall indemnify and hold harmless the other party and each member of the consolidated group of which the other party is a member from and against any and all federal, state and local taxes, including any interest, penalties or additions to tax, imposed upon or incurred by such other party, any member of its group or any stockholder of either party as a result of the failure of the Distribution to qualify under
Section 355(a) of the Code or the application of Section 355(e). The obligation of the Corporation to indemnify IMS HEALTH pursuant to the preceding sentence shall not be affected by the delivery of any legal opinion or supplemental ruling under Section 2.10(c).

     SECTION II.11. Transfers Not Effected Prior to the Distribution; Transfers Deemed Effective as of the Distribution Date. To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of Assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such
Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Asset or Liability been transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     SECTION II.12. Conveyancing and Assumption Instruments. In connection with the transfers of Assets and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in substantially the form contemplated hereby for transfers to be effected pursuant to New York law or the laws of one of the other states of the United States or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. laws, in such other form as the parties shall reasonably agree, including the transfer of real property with deeds as may be appropriate. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to transfer title to stock and, to the extent required by applicable law, by notation on public registries.

     SECTION II.13. Ancillary Agreements. On or prior to the Distribution Date, each of the Corporation and IMS HEALTH shall enter into, and/or (where applicable) shall cause members of the NMR Group or the IMS HEALTH Group, as applicable, to enter into, the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

     SECTION II.14. Corporate Names. (a) Except as otherwise specifically provided in any Ancillary Agreement:

          (i) on or prior to the Distribution Date, the Corporation shall change its name to remove any reference to "Cognizant" therein;

          (ii) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, the Corporation will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of its property or premises or on the property or premises used by it or its Subsidiaries (except property or premises to be shared with IMS HEALTH or its Subsidiaries after the Distribution) which refer or pertain to Cognizant or which include the Cognizant name, logo or other trademark or other intellectual property utilizing Cognizant;

          (iii) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, the Corporation will, and will cause its Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind, all references to Cognizant, including the "Cognizant" name, logo and any other trademark or other intellectual property utilizing Cognizant (except that the Corporation shall not be required to take any such action with respect to materials in the possession of customers), and neither the Corporation nor its Subsidiaries shall use or display the "Cognizant" name, logo or other trademarks or intellectual property utilizing Cognizant without the prior written consent of any assignee of the Corporation's rights to the "Cognizant" name, logo or other trademarks or intellectual property utilizing Cognizant;

          (iv) as soon as reasonably practicable after the Distribution Date, but in any event within six months thereafter, the Corporation will cause its Subsidiaries to change their corporate names to the extent necessary to remove and eliminate any reference to Cognizant, including the "Cognizant" name; provided, however, that notwithstanding the foregoing requirements of this Section 2.14(a), if the Corporation has exercised good faith efforts to comply with this clause (iv) but is unable, due to regulatory or other circumstance beyond its control, to effect a corporate name change in compliance with applicable law, then the Corporation or its Subsidiary will not be deemed to be in breach hereof if it continues to exercise good faith efforts to effectuate such name change and does effectuate such name change within nine months after the Distribution Date, and, in such circumstances, such party may continue to include in exterior signs and other identifiers and in letterhead, envelopes, invoices and other communications references to the name which includes references to Cognizant, but only to the extent necessary to identify such party and only until such party's corporate name can be changed to remove and eliminate such references; and

          (v) notwithstanding the foregoing clauses (i) through (iv), nothing herein or in any Ancillary Agreement shall require the Corporation to take any action to remove any reference to Cognizant, including the "Cognizant" name, from any stock certificate relating to shares of Cognizant Common Stock outstanding on or prior to the Effective Time;

     provided that from and after the Effective Time, any newly issued stock certificates representing Cognizant Common Stock (which at the Effective Time will become NMR Common Stock) shall not have any reference to Cognizant, including the "Cognizant" name.

     (b) Except as otherwise specifically provided in any Ancillary Agreement:

          (i) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, IMS HEALTH will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of their respective property or premises owned or used by them or their respective Subsidiaries (except property or premises to be shared with the Corporation or its Subsidiaries after the Distribution) which refer or pertain to NMR or which include the "Nielsen Media Research" or "Nielsen" name, logo or other trademark or other NMR intellectual property;

          (ii) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, IMS HEALTH will, and will cause its respective Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind, all references to NMR, including the "Nielsen Media Research" or "Nielsen" name, logo and any other trademark or other NMR intellectual property (except that IMS HEALTH shall not be required to take any such action with respect to materials in the possession of customers), and neither IMS HEALTH nor any of its Subsidiaries shall use or display the "Nielsen Media Research" or "Nielsen" name, logo or other trademarks or NMR intellectual property without the prior written consent of the Corporation; and

          (iii) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, IMS HEALTH will, and will cause its Subsidiaries to, change their corporate names to the extent necessary to remove and eliminate any reference to NMR, including the "Nielsen Media Research" or "Nielsen" name; provided, however, that notwithstanding the foregoing requirements of this Section 2.14(b), if IMS HEALTH has exercised good faith efforts to comply with this clause (iii) but is unable, due to regulatory or other circumstance beyond its control, to effect a corporate name change in compliance with applicable law, then IMS HEALTH or its Subsidiary will not be deemed to be in breach hereof if it continues to exercise good faith efforts to effectuate such name change and does effectuate such name change within nine months after the Distribution Date, and, in such circumstances, such party may continue to include in exterior signs and other identifiers and in letterhead, envelopes, invoices and other communications references to the name which includes references to NMR but only to the extent necessary to identify such party and only until such party's corporate name can be changed to remove and eliminate such references.

ARTICLE III.  INDEMNIFICATION

     SECTION III.1. Indemnification by the Corporation. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, the Corporation shall indemnify, defend and hold harmless the IMS HEALTH Indemnitees from and against any and all Indemnifiable Losses of the IMS HEALTH Indemnitees arising out of, by reason of or otherwise in connection with the NMR Liabilities or alleged NMR Liabilities, including any breach by the Corporation of any provision of this Agreement or any Ancillary Agreement.

     SECTION III.2. Indemnification by IMS HEALTH. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, IMS HEALTH shall indemnify, defend and hold harmless the NMR Indemnitees from and against any and all Indemnifiable Losses of the NMR Indemnitees arising out of, by reason of or otherwise in connection with the IMS HEALTH Liabilities or alleged IMS HEALTH Liabilities, including any breach by IMS HEALTH of any provision of this Agreement or any Ancillary Agreement.

     SECTION III.3. Procedures for Indemnification.

     (a) Third Party Claims. If a claim or demand is made against an NMR Indemnitee or a IMS HEALTH Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to
Section 3.1 or Section 3.2 hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such
Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

     If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     (c) The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION III.4.  Indemnification Payments.  Indemnification required by this
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.


ARTICLE IV.  ACCESS TO INFORMATION

     SECTION IV.1. Provision of Corporate Records.

     (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by IMS HEALTH for specific and identified agreements, documents, books, records or files (collectively, "Records") which relate to (x) IMS HEALTH or the conduct of the IMS HEALTH Business up to the Effective Time, or (y) any Ancillary Agreement to which the Corporation and IMS HEALTH are parties, as applicable, the Corporation shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if IMS HEALTH has a reasonable need for such originals) in the possession or control of the Corporation or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of IMS HEALTH.

     (b) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by the Corporation for specific and identified Records which relate to (x) the Corporation, NMR or the conduct of the NMR Business up to the Effective Time, or (y) any Ancillary Agreement to which IMS HEALTH and the Corporation are parties, as applicable, IMS HEALTH shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the Corporation has a reasonable need for such originals) in the possession or control of IMS HEALTH or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of the Corporation.

     SECTION IV.2. Access to Information. Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of the Corporation and IMS HEALTH shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to (x) such other party or the conduct of its business prior to the Effective Time or (y) any Ancillary Agreement to which each of the party requesting such access and the party requested to grant such access are parties.

     SECTION IV.3. Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

     SECTION IV.4. Confidentiality. Each of (i) the Corporation and its Subsidiaries and (ii) IMS HEALTH and its Subsidiaries shall not use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or (B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (w) relates to or was acquired during the period up to the Effective Time, (x) relates to any Ancillary Agreement, (y) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, or (z) is based upon or is derived from information described in the preceding clauses
(w), (x) or (y), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

     SECTION IV.5. Privileged Matters. The parties hereto recognize that legal and other professional services that have been and will be provided on or prior to the Distribution Date have been and will be rendered for the benefit of each of the Corporation, the members of the NMR Group and the members of the IMS HEALTH Group, and that each of the Corporation, the members of the NMR Group and the members of the IMS HEALTH Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

     (a) The Corporation shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the NMR Business, whether or not the privileged information is in the possession of or under the control of the Corporation or IMS HEALTH. The Corporation shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting NMR Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by the Corporation, whether or not the privileged information is in the possession of or under the control of the Corporation or IMS HEALTH.

     (b) IMS HEALTH shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the IMS HEALTH Business, whether or not the privileged information is in the possession of or under the control of the Corporation or IMS HEALTH. IMS HEALTH shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting IMS HEALTH Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by IMS HEALTH whether or not the privileged information is in the possession of or under the control of the Corporation or IMS HEALTH.

     (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 4.5, with respect to all privileges not allocated pursuant to the terms of Sections 4.5(a) and (b). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both the Corporation and IMS HEALTH in respect of which both parties retain any responsibility or liability under this Agreement, shall be subject to a shared privilege among them.

     (d) No party hereto may waive any privilege which could be asserted under any applicable law, and in which the other party hereto has a shared privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

     (e) In the event of any litigation or dispute between or among any of the parties hereto, any party and a Subsidiary of another party hereto, or a Subsidiary of one party hereto and a Subsidiary of another party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties.

     (f) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

     (g) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party or parties of the existence of the request and shall provide the other party or parties a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 4.5 or otherwise to prevent the production or disclosure of such privileged information.

     (h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of the Corporation and IMS HEALTH, as set forth in Sections 4.4 and 4.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 4.1 and 4.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 2.9 and 3.3 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 3.3 hereof, and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

     SECTION IV.6. Ownership of Information. Any information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to
Article III or this Article IV shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

     SECTION IV.7. Limitation of Liability. (a) No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

     (b) Other than in connection with Section 2.2, no party or any Subsidiary thereof shall have any liability or claim against any other party or any Subsidiary of any other party based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Distribution Date (other than this Agreement or any Ancillary Agreement or any agreement entered into in connection herewith or in order to consummate the transactions contemplated hereby or thereby), unless such agreement, arrangement, course of dealing or understanding is listed on Schedule 4.7(b) hereto, and any such liability or claim, whether or not in writing, which is not reflected on such Schedule, is hereby irrevocably cancelled, released and waived.

     SECTION IV.8. Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement.


ARTICLE V.  ADMINISTRATIVE SERVICES

     SECTION V.1. Performance of Services. Beginning on the Distribution Date, each party will provide, or cause one or more of its Subsidiaries to provide, to the other party and its Subsidiaries such services on such terms as may be set forth in the Shared Transaction Services Agreement. Except as otherwise set forth in such agreement or any Schedule thereto, the party that is to provide the services (the "Provider") will use (and will cause its Subsidiaries to use) commercially reasonable efforts to provide such services to the other party (the "Recipient") and its Subsidiaries in a satisfactory and timely manner and as further specified in such agreement.

     SECTION V.2. Independence. Unless otherwise agreed in writing, all employees and representatives of the Provider providing the scheduled services to the Recipient will be deemed for purposes of all compensation and employee benefits matters to be employees or representatives of the Provider and not employees or representatives of the Recipient. In performing such services, such employees and representatives will be under the direction, control and supervision of the Provider (and not the Recipient) and the Provider will have the sole right to exercise all authority with respect to the employment (including, without limitation, termination of employment), assignment and compensation of such employees and representatives.

     SECTION V.3. Non-exclusivity. Nothing in this Agreement precludes any party from obtaining, in whole or in part, services of any nature that may be obtainable from the other party from its own employees or from providers other than the other party.


ARTICLE VI.  DISPUTE RESOLUTION

     SECTION VI.1. Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any agreement relating to the use or lease of real property if any third party is a party to such controversy, dispute or claim) (collectively, "Agreement Disputes"), the general counsels of the parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute, provided such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the time the parties began such negotiations; provided further that in the event of any arbitration in accordance with Section 6.2 hereof, the parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

     SECTION VI.2. Arbitration. If after such reasonable period such general counsels are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the time the parties began such negotiations), such Agreement Dispute shall be determined, at the request of any party, by arbitration conducted in New York City, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association (the "Rules"). In any dispute between the parties hereto, the number of arbitrators shall be one. Any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. '10(a) as in effect on the date hereof). If the parties are unable to agree on the arbitrator, the arbitrator shall be selected in accordance with the Rules; provided that the arbitrator shall be a U.S. national. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Article VI shall be determined by the arbitrator. In resolving any dispute, the parties intend that the arbitrator apply the substantive laws of the State of New York, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The parties agree to comply with any award made in any such arbitration proceeding that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including
(a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York, in accordance with Section 8.17 hereof. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the parties or permitted by this Agreement, the parties shall keep confidential all matters relating to the arbitration or the award, provided such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by law. Notwithstanding Article

32 of the Rules, the party other than the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such Article 32. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with
Article 22(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

     SECTION VI.3. Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VI with respect to all matters not subject to such dispute, controversy or claim.


ARTICLE VII.  INSURANCE

     SECTION VII.1. Policies and Rights Included Within Assets; Assignment of Policies. (a) Policy Rights. The IMS HEALTH Assets shall include (i) any and all rights of an insured party under each of the Shared Policies, subject to the terms of such Shared Policies and any limitations or obligations of IMS HEALTH contemplated by this Article VII, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the IMS HEALTH Business or, to the extent any claim is made against IMS HEALTH or any of its Subsidiaries, the conduct of the NMR Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Shared Policies.

     (b) Assignment of Shared Policies. Subject to the terms and conditions hereof, the Corporation hereby assigns, transfers and conveys to IMS HEALTH all of the Corporation's right, title and interest in and to any and all of the Shared Policies, including, without limitation, the right of indemnity, the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; and the Corporation and IMS HEALTH shall use their commercially reasonable efforts to obtain any required consents of insurers to the assignment contemplated by this paragraph.

     SECTION VII.2. Post-Distribution Date Claims. If, subsequent to the Distribution Date, any person shall assert a claim against IMS HEALTH or any of its Subsidiaries (including, without limitation, where IMS HEALTH or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred on or prior to the Distribution Date in or in connection with the conduct of the IMS HEALTH Business or, to the extent any claim is made against IMS HEALTH or any of its Subsidiaries (including, without limitation, where IMS HEALTH or its Subsidiaries are joint defendants with other persons), in connection with the conduct of the NMR Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Shared Policies, the Corporation shall, at the time such claim is asserted, to the extent any such Policy may require that Insurance Proceeds thereunder be collected directly by the named insured or anyone other than the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, IMS HEALTH as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Shared Policy.

     SECTION VII.3. Administration; Other Matters. (a) Administration. After the Distribution Date, IMS HEALTH shall be responsible for (i) Insurance Administration of the Shared Policies and (ii) Claims Administration under such Shared Policies with respect to NMR Liabilities and IMS HEALTH Liabilities; provided that the assumption of such responsibilities by IMS HEALTH is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; provided further that IMS HEALTH's assumption of the administrative responsibilities for the Shared Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner or of such party's authority to settle any such Insured Claim within any period permitted or required by the relevant Policy; and provided further that all direct or indirect communication with insurers relating to the Shared Policies shall be conducted by IMS HEALTH. IMS HEALTH may discharge its administrative responsibilities under this Section 7.3 by contracting for the provision of services by independent parties. Each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Shared Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Shared Policies. The disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of IMS HEALTH relating to Claims Administration and Insurance Administration contemplated by this Section 7.3(a) shall be treated in accordance with the terms of the Transition Services Agreement, if still in effect with respect to insurance and risk management, or, if the Transition Services Agreement shall no longer be in effect with respect to insurance and risk management, then each of the Corporation and IMS HEALTH shall be responsible for its own Claims Administration and Insurance Administration.

     (b) Exceeding Policy Limits. The Corporation and IMS HEALTH shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of the Corporation or IMS HEALTH, as the case may be, including, without limitation, coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Shared Policy limitations or restrictions, any coverage disputes, any failure to timely claim by the Corporation or IMS HEALTH or any defect in such claim or its processing.

     (c) Allocation of Insurance Proceeds. Insurance Proceeds received with respect to claims, costs and expenses under the Shared Policies shall be paid to IMS HEALTH, which shall thereafter administer the Shared Policies by paying the Insurance Proceeds, as appropriate, to the Corporation with respect to NMR Liabilities and to IMS HEALTH with respect to IMS HEALTH

Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from such Policies will be made by IMS HEALTH to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded by the aggregate of outstanding Insured Claims by both of the parties hereto, the parties agree to allocate the Insurance Proceeds received thereunder based upon their respective percentage of the total of their bona fide claims which were covered under such Shared Policy (their "allocable portion of Insurance Proceeds"), and any party who has received Insurance Proceeds in excess of such party's allocable portion of Insurance Proceeds shall pay to the other party the appropriate amount so that each party will have received its allocable portion of Insurance Proceeds pursuant hereto. Each of the parties agrees to use commercially reasonable efforts to maximize available coverage under those Shared Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Shared Policy have been exceeded or would be exceeded as a result of such Insured Claim.

     (d) Allocation of Deductibles. In the event that both parties have bona fide claims under any Shared Policy for which an aggregate deductible is reached, the parties agree that the aggregate amount of the deductible paid shall be borne by the parties in the same proportion which the Insurance Proceeds received by each such party bears to the total Insurance Proceeds received under the applicable Shared Policy (their "allocable share of the deductible"), and any party who has paid more than such share of the deductible shall be entitled to receive from the other party an appropriate amount so that each party has borne its allocable share of the deductible pursuant hereto.

     (e) After the Distribution Date, each of IMS HEALTH and the Corporation shall be responsible for its applicable deductible for workers' compensation, general liability and automobile liability claims.

     SECTION VII.4. Agreement for Waiver of Conflict and Shared Defense. In the event that Insured Claims of both of the parties hereto exist relating to the same occurrence, the parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Article VII shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

     SECTION VII.5. Cooperation. The parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

ARTICLE VIII.  MISCELLANEOUS

     SECTION VIII.1. Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than
Section 2.1(j), Section 2.7, Section 4.5 and Article VI, which shall prevail over any inconsistent or conflicting provisions in any Ancillary Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

     SECTION  VIII.2.  Ancillary  Agreements.  Subject to the last  sentence  of
Section 8.1, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

     SECTION VIII.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION VIII.4. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION VIII.5. Expenses. Except as set forth on Schedule 8.5 or as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred and for which invoices have been submitted on or prior to the Distribution Date in connection with the preparation, execution, delivery and required implementation of this Agreement and any Ancillary Agreement, the Information Statement (including any registration statement on Form 10 (or any amendment thereto) of which such Information Statement may be a part) and the Distribution and the consummation of the transactions contemplated thereby shall be charged to and paid by the Corporation; provided that if such costs and expenses are not paid by the Corporation prior to the Effective Time, they shall be charged to and paid by IMS HEALTH. Except as set forth on Schedule 8.5 or as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred or for which invoices are submitted after the Distribution Date in connection with the required implementation of this Agreement or any Ancillary Agreement, the consummation of the Distribution or the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall be charged to and paid by IMS HEALTH. Except as set forth on Schedule 8.5 or as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

     SECTION VIII.6. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To the Corporation:

                  Nielsen Media Research, Inc.
                  299 Park Avenue
                  New York, NY 10171
                  Telecopy: (212) 708-6927
                  Attn: Chief Legal Officer


                  To IMS HEALTH:

                  IMS Health Incorporated
                  200 Nyala Farms
                  Westport, CT 06880
                  Telecopy:  (203) 222-4313
                  Attn:  General Counsel


     SECTION VIII.7. Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION VIII.8. Amendments. Subject to the terms of Section 8.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     SECTION VIII.9. Assignment. (a) This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     (b) The Corporation will not distribute to its stockholders any interest in any NMR Business Entity, by way of a spin-off distribution, split-off or exchange of interests in a NMR Business Entity for any interest in the
Corporation   held  by  NMR   stockholders,   or  any  similar
transaction or transactions, unless the distributed NMR Business Entity undertakes to IMS HEALTH to be jointly and severally liable for all NMR Liabilities hereunder.

     (c) IMS HEALTH will not distribute to its stockholders any interest in any IMS HEALTH Business Entity, by way of a spin-off distribution, split-off or exchange of interests in a IMS HEALTH Business Entity for any interest in IMS HEALTH held by IMS HEALTH stockholders, or any similar transaction or transactions, unless the distributed IMS HEALTH Business Entity undertakes to the Corporation to be jointly and severally liable for all IMS HEALTH Liabilities hereunder.

     SECTION VIII.10. Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     SECTION VIII.11. Termination. This Agreement (including, without limitation, Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of the Corporation without the approval of IMS HEALTH or the shareholders of the Corporation. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Article III shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

     SECTION VIII.12. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on or after the Distribution Date.

     SECTION VIII.13. Third Party Beneficiaries. Except as provided in Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION VIII.14. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION VIII.15. Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION VIII.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     SECTION VIII.17. Consent to Jurisdiction. Without limiting the provisions of Article VI hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION VIII.18. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                   COGNIZANT CORPORATION


                                   By:  /s/ Robert E. Weissman
                                        ---------------------------------
                                        Name: Robert E. Weissman
                                        Title:  Chairman and Chief Executive
                                                  Officer



                                   IMS HEALTH INCORPORATED


                                   By:  /s/ Victoria R. Fash
                                        ---------------------------------
                                        Name: Victoria R. Fash
                                        Title:  President and Chief Operating
                                                  Officer

                             DISTRIBUTION AGREEMENT

                                     between

                              COGNIZANT CORPORATION

                                       and

                             IMS HEALTH INCORPORATED




                            Dated as of June 30, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. DEFINITIONS.........................................................2
      SECTION 1.1.  General....................................................2
      SECTION 1.2.  References; Interpretation................................14

ARTICLE II.   DISTRIBUTION AND OTHER TRANSACTIONS;
              CERTAIN COVENANTS...............................................14
      SECTION 2.1.  The Distribution and Other Transactions...................14
      SECTION 2.2.  Intercompany Accounts.....................................20
      SECTION 2.3.  Cash Balances.............................................20
      SECTION 2.4.  Assumption and Satisfaction of Liabilities................20
      SECTION 2.5.  Resignations..............................................20
      SECTION 2.6.  Further Assurances........................................20
      SECTION 2.7.  Limited Representations or Warranties.....................21
      SECTION 2.8.  Guarantees................................................21
      SECTION 2.9.  Witness Services..........................................22
      SECTION 2.10. Certain Post-Distribution Transactions....................22
      SECTION 2.11. Transfers Not Effected Prior to the Distribution;
                     Transfers Deemed Effective as of the Distribution
                     Date ....................................................23
      SECTION 2.12. Conveyancing and Assumption Instruments...................23
      SECTION 2.13. Ancillary Agreements......................................24
      SECTION 2.14. Corporate Names...........................................24

ARTICLE III.  INDEMNIFICATION.................................................26
      SECTION 3.1.  Indemnification by the Corporation........................26
      SECTION 3.2.  Indemnification by IMS HEALTH.............................26
      SECTION 3.3.  Procedures for Indemnification............................26
      SECTION 3.4.  Indemnification Payments..................................28

ARTICLE IV.  ACCESS TO INFORMATION............................................28
      SECTION 4.1.  Provision of Corporate Records............................28
      SECTION 4.2.  Access to Information.....................................29
      SECTION 4.3.  Reimbursement; Other Matters..............................29
      SECTION 4.4.  Confidentiality...........................................29
      SECTION 4.5.  Privileged Matters........................................29
      SECTION 4.6.  Ownership of Information..................................31
      SECTION 4.7.  Limitation of Liability...................................31
      SECTION 4.8.  Other Agreements Providing for Exchange of Information....32

ARTICLE V.  ADMINISTRATIVE SERVICES...........................................32
      SECTION 5.1.  Performance of Services...................................32
      SECTION 5.2.  Independence..............................................32
      SECTION 5.3.  Non-exclusivity...........................................32

ARTICLE VI.   DISPUTE RESOLUTION..............................................32
      SECTION 6.1.  Negotiation...............................................32
      SECTION 6.2.  Arbitration...............................................33
      SECTION 6.3.  Continuity of Service and Performance.....................34

ARTICLE VII.  INSURANCE.......................................................34
      SECTION 7.1.  Policies and Rights Included Within Assets;
                     Assignment of Policies...................................34
      SECTION 7.2.  Post-Distribution Date Claims.............................34
      SECTION 7.3.  Administration; Other Matters.............................35
      SECTION 7.4.  Agreement for Waiver of Conflict and Shared Defense.......36
      SECTION 7.5.  Cooperation...............................................36

ARTICLE VIII.  MISCELLANEOUS..................................................36
      SECTION 8.1.  Complete Agreement; Construction..........................36
      SECTION 8.2.  Ancillary Agreements......................................37
      SECTION 8.3.  Counterparts..............................................37
      SECTION 8.4.  Survival of Agreements....................................37
      SECTION 8.5.  Expenses..................................................37
      SECTION 8.6.  Notices...................................................37
      SECTION 8.7.  Waivers...................................................38
      SECTION 8.8.  Amendments................................................38
      SECTION 8.9.  Assignment................................................38
      SECTION 8.10.  Successors and Assigns...................................38
      SECTION 8.11.  Termination..............................................38
      SECTION 8.12.  Subsidiaries.............................................39
      SECTION 8.13.  Third Party Beneficiaries................................39
      SECTION 8.14.  Title and Headings.......................................39
      SECTION 8.15.  Exhibits and Schedules...................................39
      SECTION 8.16.  GOVERNING LAW............................................39
      SECTION 8.17.  Consent to Jurisdiction..................................39
      SECTION 8.18.  Severability.............................................40

      Exhibits

      Exhibit 2.1(m)   Undertaking of IMS Health Incorporated

                       Schedules to Distribution Agreement


Schedules

1.1(m)         Conveyance and assumption instruments
1.1(au)(i)     Certain Business  Entities and Subsidiaries to be included in the
               NMR Group
1.1(au)(ii)    Pre-Distribution  reorganization  transactions to transfer assets to the Corporation or the NMR Group
1.1(au)(x)     Certain assets not to be included as NMR Assets
1.1(au)(y)     Certain  Business  Entities  or  businesses  holding  assets from divested,  terminated  or  former  businesses  which  are  to  be included as NMR Assets
1.1(av)        Combined balance sheet of the NMR Group as of March 31, 1998
1.1(ax)(i)     Certain contracts to be included as NMR Contracts
1.1(ax)(ii)    Certain  contracts  in the name of the  Corporation  or NMR to be included as IMS HEALTH Contracts
1.1(ax)(iv)    Certain  federal,  state and  local  government  contracts  to be included as NMR Contracts
1.1(ax)(v)     Capital or  operating  lease  obligations  to be  included as NMR
               Contracts
1.1(ba)(i)     Certain liabilities to be included as NMR Liabilities
1.1(ba)(x)     Certain liabilities not to be  included  as NMR  Liabilities
1.1(ba)(y)     Certain Business Entities or businesses holding  liabilities from divested,  terminated  or  former  businesses  which  are  to  be included as NMR Liabilities
2.1(i)         Liabilities  from 1996  Distribution  to be included as NMR
               Liabilities
2.1(j)(i)      Allocation of Liabilities for certain prior business transactions
2.3            Cash Balances
2.8(a)         Guarantees of IMS HEALTH  Liabilities from which NMR Group members are to be removed
2.8(b)         Guarantees of NMR  Liabilities  from which IMS HEALTH Group members are to be removed
4.7(b)         Pre-existing  agreements  between the parties which continue after the Distribution

                                                                  Exhibit 2.1(m)


                             IMS Health Incorporated
                                 200 Nyala Farms
                               Westport, CT 06880


                                                                   June 29, 1998

Nancy Henry, Esq.
The Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, NJ 07974

Earl Doppelt, Esq.
ACNielsen Corporation
177 Broad Street
Stamford, CT  06901


Dear Ms. Henry and Mr. Doppelt:

     Reference is made to the Distribution Agreement (the "1996 Distribution Agreement"), dated as of October 28, 1996, among Cognizant Corporation
("Cognizant"), The Dun & Bradstreet Corporation ("D&B") and ACNielsen Corporation ("ACNielsen"). Cognizant has announced its intention to separate into two separate companies through a distribution (the "IMS HEALTH Distribution") to its stockholders of all of the shares of common stock of its subsidiary IMS Health Incorporated ("IMS HEALTH"). In Section 8.9(c) of the 1996 Distribution Agreement, Cognizant agreed not to make a distribution such as the IMS HEALTH Distribution unless it caused the distributed entity to undertake to both D&B and ACNielsen to be jointly and severally liable for all Cognizant Liabilities (as defined in the 1996 Distribution Agreement). Therefore, in accordance with Section 8.9(c) of the 1996 Distribution Agreement and intending to be legally bound hereby, from and after the effective time of the IMS HEALTH Distribution, IMS HEALTH undertakes to each of D&B and ACNielsen to be jointly and severally liable with Cognizant for all Cognizant Liabilities under the 1996 Distribution Agreement.

Very truly yours,

IMS HEALTH INCORPORATED


By:
    -----------------------------
    Name:
    Title:

                                                              Schedule 2.1(j)(i)


    Allocation of Liabilities Relating to Certain Prior Business Transactions


     1. Any and all Liabilities of Cognizant for any audit adjustments to Taxes arising out of the transactions and related agreements known as (a) Nieuw Willemstad Partnership or Oud Philipsburg Partnership, involving A.C. Nielsen Company and The Dun & Bradstreet Corporation; (b) Duns Licensing Associates, L.P., involving Dun & Bradstreet, Inc. and IMS America, Ltd.; and (c) D&B Investors, L.P., involving Reuben H. Donnelley Corporation, IMS America, Ltd. and Dun & Bradstreet, Inc. shall be allocated as follows: (x) IMS HEALTH shall be liable for and shall pay all such Taxes allocated to Cognizant pursuant to
Section 2.1(j)(ii) of the 1996 Distribution Agreement until such Taxes, in the aggregate, equal one hundred and thirty million dollars; and (y) IMS HEALTH and the Corporation shall each be liable for and shall pay one-half of any such Taxes allocated to Cognizant pursuant to Section 2.1(j)(ii) of the 1996 Distribution Agreement in excess of one hundred and thirty million dollars; provided, that the Corporation's aggregate liability for Taxes pursuant to this paragraph and for amounts described in Section 2.1(j)(ii) of the Distribution Agreement shall not exceed one hundred and twenty-five million dollars; provided, further, that prior to January 1, 2001, IMS HEALTH shall make any and all payments for all of the Taxes referred to in clause (y) above, with the Corporation reimbursing IMS HEALTH for its proportionate share thereof on the first business day after such date.

     2. The liability for any audit adjustments to Taxes arising out of the transactions and related agreements known as Dun & Bradstreet Computer Leasing, Inc. and Fillupar Leasing Partnership shall be allocated solely to IMS HEALTH.

     3. To the  extent  that  the  allocation  of  liability  for  Taxes in this
Schedule 2.1(j) results in the sharing of liability for Taxes between IMS HEALTH and the Corporation, Section 5.1 of the Tax Allocation Agreement, governing Tax Audits and Controversies, shall be applied as though IMS HEALTH alone were liable for all such Taxes and the Corporation were not liable for such Taxes; provided, however, that IMS HEALTH shall not enter into any final settlement or closing agreement without the consent of the Corporation, which consent may not be unreasonably withheld. Where consent to any final settlement or closing agreement is withheld, the Corporation shall continue or initiate further proceedings, at its own expense, and the liability of IMS HEALTH shall be limited to the liability that would have resulted for IMS HEALTH from the proposed closing agreement or final settlement (including interest, additions to tax and penalties which have accrued at that time).